Exhibit 10.1

TRADEMARK ACQUISITION AGREEMENT

This TRADEMARK ACQUISITION AGREEMENT (“Agreement”), dated as of August ___, 2021 (the “Effective Date”), is made by and between Minim, Inc., formerly known as Zoom Telephonics, Inc., a Delaware corporation (“Seller”), and Zoom Video Communications, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all right, title, and interest in and to certain Trademarks (as defined below) together with the goodwill connected with the use of and symbolized by such Trademarks, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Purchase and Sale of Trademarks. Seller hereby irrevocably sells, assigns, transfers, and conveys to Buyer, and Buyer hereby accepts, all of Seller’s right, title, and interest in and to the following:

(a)	All unregistered and registered trademarks and service marks throughout the world in the word ZOOM (regardless of goods and services with which it is used), in both stylized and unstylized form, with or without an associated design, including the goodwill therein (“Trademarks”). All current registrations, applications for registration, and renewals of such Trademarks are listed on Schedule 1.

(b)	All material licenses, consent agreements, coexistence agreements, and similar contractual rights or permissions, whether exclusive or nonexclusive, Seller believes will be in force on or after the Effective Date related to any of the Trademarks, all of the foregoing listed on Schedule 2 (“Licenses”).

(c)	All claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the Effective Date, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, violation, breach, or default.

(d)	All other rights, privileges, and protections of any kind whatsoever of Seller accruing under any of the foregoing provided by any applicable law, treaty, or other international convention throughout the world.

2.	Assumption of Licenses/No Liabilities. Subject to the terms and conditions set forth herein, Buyer hereby accepts Seller’s assignment of the Licenses, assumes all of Seller’s obligations under the Licenses, and agrees to perform all of the obligations of Seller under the Licenses accruing on and after the Effective Date, but only to the extent that such liabilities and obligations do not relate to any breach, default, or violation by Seller (“Assumed Liabilities”). Other than the Assumed Liabilities, Buyer neither assumes nor is otherwise liable for any obligations, claims, or liabilities of Seller of any kind, whether known or unknown, contingent, matured, or otherwise, whether currently existing or hereafter arising (collectively, “Excluded Liabilities”).

3.	Purchase Price.

(a)	The aggregate purchase price for the Trademarks shall be Four Million US Dollars (US$4,000,000.00) (the “Purchase Price”).

(b)	Buyer shall pay the Purchase Price within seven (7) business days of the full execution of this Agreement by the parties provided that Seller shall have delivered to Buyer a Form W-9 and further provided that Seller has provided the Deliverables set forth in Section 4(b) and 4(d). Payment shall be made in US dollars by wire transfer of immediately available funds to an account identified by Seller. The Deliverables set forth in Section 4(a) and 4(c) will be provided by Buyer upon receipt of the Purchase Price.

4.	Deliverables. Seller shall deliver to Buyer the following:

(a)	An assignment in the form of Exhibit A (the “Assignment”) and duly executed by Seller;

(b)	Copies of documents reflecting the chain of title from the entity identified as owner of the Trademarks at the trademark registries in all relevant jurisdictions to Minim, Inc., proof of the release of any and all security interests that any party may have in the Trademarks, and proof of the recordation of all of the foregoing documents at the trademark registries.

(c)	The prosecution files for all Trademarks listed in Schedule 1 in such form and medium as reasonably requested by Buyer and reasonably available to Seller, together with a list of local prosecution counsel contacts and deadlines for actions to be taken concerning prosecution and maintenance of all Trademarks in the ninety (90) day period following the Effective Date.

(d)	Copies of any Licenses and any consents, permissions, and agreements necessary for their transfer to Buyer.

5.	Seller’s Cessation of Use.

(a)	No later than six (6) months after the Effective Date, Seller shall cease all use of the Trademarks worldwide. Cessation shall include:

i.	Seller no longer having in its control, manufacturing, or selling any products that will be labeled, branded or marketed using Trademarks;

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ii.	Removal of all public-facing marketing or advertising materials using the Trademarks except for historical press releases and documentation for discontinued products, which shall be hosted on the website at <minim.com>;

iii.	Using the company names “Zoom Telephonics, Inc.” and “Zoom Connectivity, Inc.” only in a non-trademark way, always in full, and only to identify the historical corporate entity and not associated with any current or future products;

iv.	The redirection of any zoom-formative domain names that Minim still owns to the Minim website;

v.	Closing the accounts for, or if not permitted by the platform, no longer posting at, any social media handle containing the word “zoom”;

vi.	Non-renewal of all zoom-formative domain names.

(b)	Seller shall terminate all licenses to the Trademarks that can be terminated without cause or that can be terminated without breach, with termination to occur in as short a time as the contract permits. Excepted from the foregoing requirement are licenses needed by distributors and resellers to dispose of inventory that Seller manufactured and sold in compliance with the terms of this Agreement.

(c)	Seller shall not subsequently adopt or use any new mark or name confusingly similar to the Trademarks or that may tend to dilute their distinctiveness.

6.	Further Assurances; Recordation.

(a)	From and after the Effective Date, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

(b)	Without limiting the foregoing, and without limiting Section 4(a), Seller shall execute and deliver to Buyer such assignments and other documents, certificates, and instruments of conveyance in a form satisfactory to Buyer and suitable for filing with trademark registries and other recording governmental authorities in all applicable jurisdictions (the “Trademark Offices”) (including with respect to legalization, notarization, apostille, certification, and other authentication) as necessary to vest in Buyer all of Seller’s right, title, and interest in and to the Trademarks in accordance with applicable law and to record that interest. As between Seller and Buyer, Buyer shall be responsible, at Buyer’s expense, for filing the Assignment and other necessary documents, certificates, and instruments of conveyance with the Trademark Offices. Upon Buyer’s reasonable request and at Buyer’s expense, Seller shall take any further steps and actions, and provide such cooperation and assistance, to Buyer and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, or perfect the transaction contemplated by this Agreement. If Seller is unable to or fails to provide the necessary cooperation or assistance, Seller appoints Buyer and its duly authorized officers and agents as Seller’s agent and attorney-in-fact coupled with an interest, to act for and in its behalf to execute and file any documents and to undertake all other lawfully permitted acts to allow Buyer to secure and protect its rights in the Trademarks.

(c)	Within fourteen (14) days of the later of (i) Buyer’s receipt of payment in full of the Purchase Price and (ii) the Effective Date, Seller shall withdraw, or shall cooperate with Buyer to withdraw, all adversarial actions in all jurisdictions that Seller has filed against Buyer’s trademark applications and registrations.

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(d)	Until the fifth anniversary of the Effective Date, Seller will provide, at Buyer’s expense, any available evidence reasonably required by Buyer for an infringement claim, the defense of challenges to the validity of the Trademarks, and for their maintenance.

(e)	On request reasonably made by Buyer, Seller will confirm whether it has been involved in any adversarial action relating to the Trademarks with an identified third party and, if so, provide any available files relating to the action.

7.	Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 7 are true and correct as of the Effective Date and do not contain any untrue statement of material fact or omit any material fact necessary to make the statements contained in this Section 7 not misleading under the circumstances under which they were made. For purposes of this Section 7, “Seller’s knowledge,” “knowledge of Seller,” and similar phrases shall mean the actual knowledge of any director or officer of Seller after reasonable inquiry.

(a)	Authority of Seller; Enforceability. Seller has the full organizational right, power, and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary organizational action of Seller, and when executed and delivered by both parties, this Agreement will constitute a valid, and legally binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions, subject to limitations on enforcement and other remedies imposed by or arising under or in connection with (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting rights of creditors generally, and (ii) rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies.

(b)	No Conflicts; Consents. Except for the consent from Silicon Valley Bank (“SVB”) required under that certain Loan and Security Agreement, dated as of March 12, 2021 (the “Loan Agreement”), which consent has been obtained, the execution, delivery, and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Seller, (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation, (iii) conflict with, or result in (with or without notice or lapse of time or both), any violation of or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under, any contract or other instrument to which this Agreement or any of the Trademarks are subject, or (iv) result in the creation or imposition of any encumbrances on the Trademarks. Except for the consent from SVB, no consent, approval, waiver, or authorization (other than as may be found in the Licenses) is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Seller of this Agreement and for Buyer to have all of Seller’s rights to register, own, and use the Trademarks.

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(c)	Ownership. Seller owns all right, title, and interest in and to the Trademarks, free and clear of liens, security interests, and other encumbrances (other than the Licenses).

(d)	Registrations and Applications. Schedule 1 contains a correct, current, and complete list of all registrations and applications for registration owned by Seller in the Trademarks. All required filings and fees related to the trademark registrations and applications listed on Schedule 1 have been timely filed with and paid to the Trademark Offices, and all such trademark registrations and applications are in good standing.

(e)	Validity and Enforceability. The Trademarks are valid, subsisting, and enforceable by Seller in the jurisdictions listed on Schedule 1, and are not subject to any pending or, to Seller’s knowledge, threatened challenge or claim to the contrary except for Cancellation No. 92076523 filed by Seller (the “Cancellation”) and Buyer’s adversarial actions against Seller. No event or circumstance (including any failure to exercise adequate quality control or any assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or would reasonably be expected to result in, the abandonment of any Trademark.

(f)	Non-Infringement. To Seller’s knowledge, no person has infringed or is currently infringing any of the Trademarks.

(g)	Legal Actions. There are no actions (including any opposition or cancellation proceedings) pending or, to Seller’s knowledge, threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution, or other violation of the intellectual property rights of any third party based on the use or exploitation of any Trademarks, (ii) except for the Cancellation and Buyer’s adversarial actions against Seller, challenging the validity, enforceability, registrability, or ownership of any Trademarks or Seller’s rights with respect thereto, or (iii) by Seller or any third party alleging any infringement or other violation by any third party of any Trademarks.

(h)	Licenses. Seller has provided Buyer with true and complete copies of all Licenses (or in the case of any oral agreements, a complete and accurate written description thereof), including all modifications, amendments, and supplements thereto and waivers thereunder. Each License is valid, binding, and enforceable between Seller and the other parties thereto, subject to limitations on enforcement and other remedies imposed by or arising under or in connection with (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting rights of creditors generally, and (ii) rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies. Neither Seller nor, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) any License in any material respect, or has provided or received any notice of breach of, default under, or any actual or intended termination of any License.

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(i)	No Other Representations or Warranties. Except for the representations and warranties contained in this Section 7, Seller has not made and makes no other express or implied representation or warranty, either oral or written, whether arising by law or otherwise, including with respect to the ownership, registration, validity, enforcement, or use of the Trademarks, all of which are expressly disclaimed.

8.	Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 8 are true and correct as of the Effective Date and do not contain any untrue statement of material fact or omit any material fact necessary to make the statements contained in this Section 8 not misleading under the circumstances under which they were made.

(a)	Authority of Buyer; Enforceability. Buyer has the full organizational right, power, and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary organizational action of Buyer, and when executed and delivered by both parties, this Agreement will constitute a valid and legally binding obligation of Buyer enforceable against Buyer in accordance with its terms and conditions, subject to limitations on enforcement and other remedies imposed by or arising under or in connection with (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting rights of creditors generally, and (ii) rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies.

(b)	No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Buyer, or (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement.

(c)	No Other Representations or Warranties. Except for the representations and warranties contained in this Section 8, Buyer has not made and makes no other express or implied representation or warranty, either oral or written, whether arising by law or otherwise.

9.	Indemnification.

(a)	Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall continue in full force and effect following the Effective Date.

(b)	Seller shall defend, indemnify, and hold harmless Buyer, Buyer’s affiliates, and their respective shareholders, directors, officers, and employees (each, a “Buyer Indemnified Party”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, fees, costs, or expenses of whatever kind, including reasonable attorneys’ fees, the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers (collectively, “Losses”) arising out of any third-party claim, suit, action, or proceeding (each, a “Third-Party Claim”) related to (i) any actual material inaccuracy in, or material breach or non-fulfillment of, any representation, warranty, covenant, agreement, or obligation of Seller contained in this Agreement ; or (ii) any Excluded Liabilities; provided that in no event shall Seller’s liability hereunder exceed the Purchase Price and in no event shall Seller be liable for any exemplary, punitive or consequential damages except to the extent recovered by a third party.

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(c)	Buyer shall defend, indemnify, and hold harmless Seller, Seller’s affiliates, and their respective shareholders, directors, officers, and employees (each, a “Seller Indemnified Party”) from and against all Losses arising out of or in connection with any Third-Party Claim related to any actual material inaccuracy in, or material breach or non-fulfillment of, any representation, warranty, covenant, agreement, or obligation of Buyer contained in this Agreement; (ii) any Assumed Liabilities; or (iii) any liabilities or obligation relating to the Trademarks that arise or accrue after the Effective Date except for Excluded Liabilities.

(d)	A Buyer Indemnified Party or Seller Indemnified Party (“Indemnified Party”) shall promptly notify the party from whom it is seeking indemnification (“Indemnifying Party”) upon becoming aware of a Third-Party Claim with respect to which the Indemnifying Party is obligated to provide indemnification under this Section 9 (“Indemnified Claim”). The Indemnifying Party shall promptly assume control of the defense and investigation of the Indemnified Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith, in each case at the Indemnifying Party’s sole cost and expense. The Indemnified Party may participate in the defense of such Indemnified Claim with counsel of its own choosing and at its own cost and expense. The Indemnifying Party shall not settle any Indemnified Claim on any terms or in any manner that adversely affects the rights of any Indemnified Party without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If the Indemnifying Party fails or refuses to assume control of the defense of such Indemnified Claim, the Indemnified Party shall have the right, but no obligation, to defend against such Indemnified Claim, including settling such Indemnified Claim after giving notice to the Indemnifying Party, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party’s failure to perform any obligation under this Section 9(d) nor any act or omission of the Indemnified Party in the defense or settlement of any Indemnified Claim shall relieve the Indemnifying Party of its obligations under this Section 9, including with respect to any Losses, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result thereof. Any payment pursuant to Section 9(d) shall be treated by the parties as an adjustment to the Purchase Price for tax and accounting purposes.

10.	Equitable Remedies.

(a)	Seller acknowledges that (a) a breach or threatened breach by Seller of any of its obligations under this Agreement would give rise to irreparable harm to Buyer for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by Seller of any such obligations occurs, Buyer will, in addition to any and all other rights and remedies that may be available to Buyer at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy.

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(b)	Until the Purchase Price is paid in full, Buyer acknowledges that (a) a breach or threatened breach by Buyer of any of its obligations under this Agreement would give rise to irreparable harm to Seller for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by Buyer of any such obligations occurs, Seller will, in addition to any and all other rights and remedies that may be available to Seller at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy.

11.	Confidentiality.

(a)	Confidentiality and Use. Unless express, written consent is given, neither party shall disclose to any third party (other than their respective employees or professional advisors in their capacity as such) any information about the negotiation or the terms of this Agreement, with the sole exception that Exhibit A may be provided to Trademark Offices for purposes of recording the assignments effected by this Agreement. The parties agrees: (i) not to use any information that is of a sensitive, proprietary, or confidential nature, whether written or oral, concerning the Trademarks or the other party’s use thereof in the conduct of its business other than as strictly necessary to exercise its rights or perform its obligations under this Agreement; (ii) not to use any such information, directly or indirectly, in any manner to the detriment of the other party or to obtain any competitive advantage relative to the other party; and (iii) to maintain such information in strict confidence, and not to use or disclose such information without the other party’s prior written consent. Notwithstanding the foregoing, Buyer acknowledges that Seller will be required to, and will, file a Current Report on Form 8-K relating to this Agreement and the transaction contemplated hereby and hereby consents to such filing and any associated disclosure.

(b)	Compelled Disclosures. Except as otherwise provided in Section 11(a), if either party is compelled to disclose any information with respect to the terms of this Agreement or any information that is of a sensitive, proprietary, or confidential nature concerning the Trademarks or otherwise concerning the business of the other party, by judicial or administrative process or by other requirements of law, such party shall: (i) promptly notify the other party in writing, giving the other party an opportunity to seek a protective order or other relief from disclosure, (ii) disclose only that portion of such information that it is advised by counsel in writing is legally required to be disclosed, and (iii) use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

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12.	Miscellaneous.

(a)	Interpretation. This Agreement is to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument. The Schedules and Exhibits referred to herein are intended to be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

(b)	Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by email (with confirmation of transmission); and (iv) when received by addressee when mailed, by certified or registered mail (in each case, return receipt requested, postage prepaid). Such communications must be sent to the respective parties at the following addresses or at such other address for a party as shall be specified in a notice given in accordance with this Section 12(b):

If to Seller:	Address:	Minim, Inc.
848 Elm Street
Manchester, NH 03101
	Email:	gray@minim.com
	Attention:	Chief Executive Officer

With a copy to:

John L. DuPre’
Hamilton, Brook, Smith & Reynolds, P.C.
530 Virginia Road
Concord, MA 01742
John.dupre@hbsr.com

If to Buyer:	Address:	Zoom Video Communications, Inc.
55 Almaden Blvd., 6th Floor
San Jose, CA 95113
	Email:	legal-counsel@zoom.us
	Attention:	General Counsel

(c)	Entire Agreement. This Agreement and all related exhibits and schedules constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the related exhibits and schedules, the statements in the body of this Agreement shall control.

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(d)	Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(e)	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f)	Governing Law; Venue. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule.

(g)	Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

(h)	Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; and any single or partial exercise of any right, remedy, power, or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(i)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A party’s electronic signature shall be given the same legal force and effect as a handwritten signature. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

Minim, Inc.		Zoom Video Communications, Inc.

By:	/s/ Graham Chynoweth	By:	/s/ Jeff True
Name:	Graham Chynoweth	Name:	Jeff True
Title:	Chief Executive Officer	Title:	General Counsel
Date:	August 11, 2021	Date:	August 11, 2021

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